NU HORIZONS ELECTRONICS CORP.
                    70 Maxess Road      Melville, NY 11747
                      631-396-5000      Fax: 631-396-5060

Company Contact:  Andrew Barwicki
                  Nu Horizons Electronics Corp.
                  631-396-5000

FOR IMMEDIATE RELEASE
---------------------

               NU HORIZONS REPORTS FINANCIAL AND OPERATING RESULTS
                    FOR THE THIRD QUARTER OF FISCAL YEAR 2006

MELVILLE, NY, January 9, 2006--- Nu Horizons Electronics Corp. (Nasdaq/NM:
NUHC), a leading distributor of active and passive electronic components today reported financial and operating results for the third quarter and nine months ended November 30, 2005.

Net sales for the quarter ended November 30, 2005 increased to $147.5 million as compared to $116.2 million for the comparable period last year. Net income for the quarter was $1.5 million or $0.09 per share on 17,198,133 average basic shares outstanding ($0.08 per share on 17,760,196 diluted shares) as compared to net income of $585,000 or $0.03 per share on 16,891,647 average basic shares outstanding ($0.03 per share on 17,506,975 diluted shares) for the third quarter of the prior year. Sequentially, net sales for the quarter ended November 30, 2005 increased $19.3 million, or 15%, from $128.2 million and net income increased from $820,000 to $1.5 million.

For the nine months ended November 30, 2005, net sales increased to $397.2 million from $353.6 million in the comparable period last year, an increase of 12.3%. Net income for the first nine months of fiscal 2006 was $2.8 million or $0.16 per share on 17,004,309 basic shares outstanding ($0.16 per share on 17,746,808 diluted shares), compared to net income of $2.9 million or $0.18 per share on 16,886,647 basic shares outstanding ($0.17 per share on 17,816,056 diluted shares) in the same period last year.

Arthur Nadata, Chairman of the Board and Chief Executive Officer stated, "The third quarter was a very exciting and busy period for us. New additions to our line card, combined with the expansion of certain partnerships, enabled our sales force to penetrate into new markets and provide enhanced system solutions for customers. More importantly, the addition of approximately one hundred new sales and engineering personnel should enable Nu Horizons to better execute our demand creation business model, with customers and suppliers as the primary beneficiaries."

Mr. Nadata concluded, "We have focused our efforts on creating opportunities to produce sustainable growth and believe these efforts will continue to show positive results. We are pleased that, notwithstanding our significant investment in personnel, our results have shown continued growth. Our goal is to further increase our revenue, stabilize our margins and increase earnings per share."

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing 1-800-946-0706, (international, dial 1-719-457-2638). A rebroadcast of the call will be available beginning at 7:00 pm ET at (888)-203-1112 (international, dial 1- 719-457-0820) Please refer to confirmation code 1531334. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.
                                   ------------------

About Nu Horizons Electronics Corp.

Nu Horizons Electronics Corp. is a leading global distributor of advanced technology active components and systems to a wide variety of commercial original equipment manufacturers (OEMs) and Electronic Manufacturing Services providers (EMS). With sales facilities in forty-five locations across North America and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.


Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.



                                (Tables Follows)



                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                 -----------------------------------------------
                                   (unaudited)

                                                       For the Nine Months Ended               For the Three Months Ended
                                                --------------------------------------   --------------------------------------
                                                 November 30, 2005   November 30, 2004    November 30, 2005   November 30, 2004

NET SALES                                       $     397,199,800    $     353,626,883   $     147,514,721    $     116,218,925
                                                -----------------    -----------------   -----------------    -----------------

COSTS AND EXPENSES:
   Cost of sales                                      333,842,696          294,884,235         124,271,270           96,829,764
   Operating expenses                                  56,608,050           52,122,045          20,054,010           17,687,355
                                                -----------------    -----------------   -----------------     ----------------
                                                      390,450,746          347,006,280         144,325,280          114,517,119
                                                -----------------    -----------------   -----------------     ----------------

OPERATING INCOME
                                                -----------------    ------------------  -----------------
                                                        6,749,054             6,620,603          3,189,441            1,701,806
                                                -----------------    ------------------  -----------------     ----------------

OTHER (INCOME) EXPENSE
   Interest expense                                     2,107,187            1,355,191             714,700              569,502
   Interest income                                       (247,584)             (41,951)            (73,220)             (12,031)
                                                ------------------   ------------------  ------------------   -----------------
                                                        1,859,603            1,313,240             641,480              557,471
                                                -----------------    -----------------   -----------------    -----------------

INCOME BEFORE PROVISION FOR INCOME
   TAXES AND MINORITY INTERESTS                         4,889,451            5,307,363           2,547,961            1,144,335

   Provision for income taxes                           1,825,085            1,983,209             992,473              405,028
                                                -----------------    -----------------   -----------------    -----------------

INCOME BEFORE MINORITY INTERESTS                        3,064,366            3,324,154           1,555,488              739,307

   Minority interest in earnings of
    subsidiaries                                          269,182              367,351              55,279              154,459
                                                -----------------    -----------------   -----------------    -----------------

NET INCOME                                      $       2,795,184    $       2,956,803   $       1,500,209    $         584,848
                                                =================    =================   =================    =================

NET INCOME PER COMMON SHARE:

    Basic                                       $             .16    $             .18   $             .09    $             .03
                                                =================    =================   =================    =================

    Diluted                                     $             .16    $             .17   $             .08    $             .03
                                                =================    =================   =================    =================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
   Basic                                               17,004,309           16,886,647          17,198,133           16,891,647
   Diluted                                             17,746,808           17,816,056          17,760,196           17,506,975



                 NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
                 ----------------------------------------------
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                      -------------------------------------



                                                                                 November 30,            February 28,
                                                                                     2005                    2005
                                                                             ------------------       ------------------
                                                                                 (unaudited)
                                        ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                 $       12,798,134       $        7,024,203
   Accounts receivable - net of allowance for doubtful accounts of $5,155,929 and $4,581,812 as of November 30, 2005 and
     February 28, 2005, respectively                                                 94,520,418               79,679,565
   Inventories                                                                       93,779,781               81,696,415
   Prepaid expenses and other current assets                                          2,282,077                1,782,872
                                                                             ------------------       ------------------
TOTAL CURRENT ASSETS                                                                203,380,410              170,183,055

PROPERTY, PLANT AND EQUIPMENT - NET                                                   3,759,182                3,928,058

OTHER ASSETS:
   Subordinated note receivable                                                       2,000,000                2,000,000
   Other assets                                                                       1,619,730                1,688,187
                                                                             ------------------       ------------------
                                                                             $      210,759,322       $      177,799,300
                                                                             ==================       ==================


                         LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
   Accounts payable                                                          $       29,466,288       $       20,251,746
   Accrued expenses and other liabilities                                             6,066,327                4,446,226
                                                                             ------------------       ------------------
TOTAL CURRENT LIABILITIES:                                                           35,532,615               24,697,972
                                                                             ------------------       ------------------

LONG TERM LIABILITIES:
   Revolving credit line                                                             39,300,000               22,800,000
   Deferred income taxes                                                              2,253,249                1,168,766
                                                                             ------------------       ------------------
TOTAL LONG-TERM LIABILITIES                                                          41,553,249               23,968,766
                                                                             ------------------       ------------------
MINORITY INTEREST IN SUBSIDIARIES                                                     1,468,837                1,199,655
                                                                             ------------------       ------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, $1 par value, 1,000,000 shares authorized;
     none issued or outstanding                                                               -                        -
   Common stock, $.0066 par value, 50,000,000 shares authorized;
     17,198,133 and 16,891,647 shares issued and outstanding as
     of November 30, 2005 and February 28, 2005, respectively                           113,508                  111,485
   Additional paid-in capital                                                        45,384,288               44,089,809
   Retained earnings                                                                 86,519,353               83,724,169
   Other accumulated comprehensive income                                               187,472                    7,444
                                                                             ------------------      -------------------
TOTAL SHAREHOLDERS' EQUITY                                                          132,204,621              127,932,907
                                                                             ------------------      -------------------

                                                                             $      210,759,322      $       177,799,300
                                                                             ==================      ===================
